                                                                     Exhibit 8.1

                                  Law Offices
                     ELIAS, MATZ, TIERNAN & HERRICK L.L.P.
                                   12th Floor
                             734 15th Street, N.W.
                            Washington, D.C.  20005



                           Telephone:  (202) 347-0300
                          Facsimile:   (202) 347-2172
                                  WWW.EMTH.COM

TIMOTHY B. MATZ                                JEFFREY D. HAAS
STEPHEN M. EGE                                 KEVIN M. HOULIHAN
RAYMOND A. TIERNAN                             KENNETH B. TABACH
W. MICHAEL HERRICK                             PATRICIA J. WOHL
GERARD L. HAWKINS                              FIORELIO J. VICENCIO*
NORMAN B. ANTIN                                DAVID TEEPLES*
JOHN P. SOUKENIK*                              CRISTIN ZEISLER
GERALD F. HEUPEL, JR.                          ERIC M. MARION*
JEFFREY A. KOEPPEL                             DANIEL R. KLEINMAN*
DANIEL P. WEITZEL
PHILIP ROSS BEVAN
HUGH T. WILKINSON

                           September 3, 1999   OF COUNSEL

                                               ALLIN P. BAXTER
                                               JACK I. ELIAS
                                               SHERYL JONES ALU

*NOT ADMITTED IN D.C.         VIA EDGAR

Board of Directors
CB&T Holding Corporation
1100 Poydras Street, Suite 100
New Orleans, Louisiana 70112

     Re:  Registration Statement on Form S-1

Ladies and Gentlemen:

     We have acted as special federal tax counsel to Crescent Capital Trust I (the "Issuer") and CB&T Holding Corporation (the "Corporation") in connection with the issuance by the Issuer of up to $11,500,000 of its Cumulative Trust Preferred Securities pursuant to the prospectus (the "Prospectus") contained in the Registration Statement. For purposes of rendering this opinion, we have assumed that each of the operative documents described in the Prospectus will be duly executed and performed in accordance with the terms described therein, that all of the facts contained in the Prospectus are true, correct and complete, and that all of the factual representations to be made by the Corporation and the Issuer in the underwriting agreement to be entered into with Ryan, Beck & Co. are true, correct and complete. Based upon the foregoing, we hereby confirm to you our opinion as set forth under the heading "Federal Income Tax Consequences" in the Prospectus, subject to the limitations set forth therein.
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Board of Directors
September 3, 1999
Page 2

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to us under the heading "Federal Income Tax Consequences" in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                        Very truly yours,

                                        ELIAS, MATZ, TIERNAN & HERRICK L.L.P


                                        By:  /s/ Gerald F. Heupel, Jr.
                                           ------------------------------
                                           Gerald F. Heupel, Jr., a Partner